Exhibit 10.58

AMENDMENT TO IBM BUSINESS PARTNER AGREEMENT

Acceptance Document – United States

The terms of this Amendment modify and supercede those of the IBM Business Partner Agreement Acceptance Document – United States of July 2002 between International Business Machines Corporation (IBM) and QRS Corporation (QRS). The terms of the referenced Agreement not expressly modified by this Amendment shall remain unchanged and in full force and effect.

Section 7

Internet Data and Document Exchange (IDDX) Services

Add the following immediately below the IDDX Yearly Minimum Commitment Table:

“Effective April 1st, 2004, the IDDX Yearly Minimum Commitment is waived and no minimum commitment charges will be assessed throughout the remainder of 2004 (April 1 through December 31) and from January 1 through June 30, 2005.”

Add the following immediately below the IDDX Rate Table:

“Effective April 1st, 2004, the IDDX Rate Table is changed to reflect a monthly IDDX Kilo character rate of 0.01300 per kilo character for actual volumes of kc’s used by QRS for the remainder of 2004 (April 1 through December 31) and from January 1 through June 30, 2005. The subsection below entitled “Implementation” shall have no force and effect for the period April 1, 2004 through June 30, 2005.”

Agreed to:		Agreed to:
QRS Corporation		IBM Corporation

By	/s/ David Cooper	By	/s/ Nancy Schram
	Authorized signature		Authorized signature

Name (type or print):		Name: (type or print)
David Cooper, CFO

Date:	4/26/04	Date:	4/27/04

Address:	c/o QRS Corporation 1400 Marina Way S. Richmond, CA 94804	Address: